SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 18, 2006


                     FRANKLIN CREDIT MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                      0-17771                  75-2243266
(State or other jurisdiction of  (Commission file number)     (I.R.S. employer
 incorporation or organization)                              identification no.)

          Six Harrison Street
          New York, New York                              10013
    (Address of principal executive                     (Zip code)
               offices)

       Registrant's telephone number, including area code: (201) 604-4402
       ------------------------------------------------------------------

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240. 14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On April 18, 2006, the registrant received notice from the NASDAQ Stock Market ("NASDAQ") that its common stock would be delisted from NASDAQ effective with the open of business on April 27, 2006, as a result of its failure to timely file its Annual Report on Firm 10-K for the year ended December 31, 2005 (the "2005 Form 10-K") as required by NASDAQ Marketplace Rule 4310(c)(14). The registrant requested a hearing in accordance with the Marketplace Rule 4800 Series, which hearing request will stay the delisting of the registrant's securities pending a decision by a NASDAQ Listing Qualifications Panel. The registrant plans to file its 2005 Form 10-K on or before April 25, 2005 and believes that such filing will restore the Company's compliance with Marketplace Rule 4310(c)(14) and render the hearing unnecessary.

Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.       Description
----------        -----------
99.1              Press Release, dated April 24, 2006, entitled "Franklin Credit
                  Management Announces Delinquency Notice Received from NASDAQ."

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FRANKLIN CREDIT MANAGEMENT CORPORATION

                                          By: /s/ Paul D. Colasono
                                              ----------------------------------
                                              Name:  Paul D. Colasono
                                              Title: Chief Financial Officer and
                                                     Executive Vice President

Date: April 24, 2006